Exhibit 99.1

CONTACT: Terry Hammett, Investor Relations

Commercial Vehicle Group, Inc.

(614) 289-5384

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES THE PROMOTION OF GEOFF PERICH TO PRESIDENT OF GLOBAL CONSTRUCTION & AGRICULTURE BUSINESS

NEW ALBANY, Ohio, October 28, 2014 /PRNewswire/ — Commercial Vehicle Group, Inc. (“CVG” or the “Company”) (Nasdaq: CVGI), announced the promotion of Geoff Perich to President of Global Construction & Agriculture business, effective October 24, 2014.

Geoff Perich, who joined CVG in August, 2013 as Managing Director for the Asia Pacific region, based in Shanghai, China, will replace Kevin Frailey, who served as President of Global Construction, Agriculture & Military business. Frailey’s departure from the Company will be effective as of October 31, 2014. Perich will continue to be based in the Company’s Shanghai offices.

Perich came to CVG from Caterpillar where he served for nineteen years, most recently as a Product Manager in the Asia Pacific Theatre for the hydraulic excavator division. He also served as a Product Manager in the Americas for the medium wheel loader division during his tenure with Caterpillar. Perich is a graduate of the West Australian Institute of Technology School of Engineering and holds a degree in Mechanical Engineering.

“Geoff brings deep commercial and operations experience in a global manufacturing environment to this important new assignment, “said Rich Lavin. “He will remain in China, as the APAC region represents the most significant opportunity for our Construction and Agriculture business and it is crucial that our global organization have strong executive leadership representation in this part of the world.”

“It is an exciting time to participate in the Company’s growth activities in the construction and agriculture industries,” said Perich. “I look forward to expanding my leadership role outside of the Asia Pacific region and engaging our employees, customers and suppliers in support of our strategic planning goals for these important markets.”

The military business will report directly through Rich Lavin, President & CEO of the Company.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium-and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational (ATV/UTV) markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2013. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.